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                                                                  EXHIBIT 10(21)

                     [CANARGO ENERGY COPORATION LETTERHEAD]



January 19, 2000



JKX  Nederland  BV
Eastgate  Court
High  Street
Guildford,  Surrey
GU1  3DF
England

C/o  Mr.  Paul  Davies

Dear  Sirs:

We have been discussing your investment in Ninotsminda Oil Company and the issue of your letter to the IFC with respect to your guarantee agreement. Without prejudice we are hereby offering to purchase your shares and any other claims in Ninotsminda Oil Company for $4,500,000.

The $4,500,000 will be payable in common shares of CanArgo based on the 10 day moving average trading price calculated in accordance with NASDAQ rules.

Closing  will  be  April  20,  2000.

CanArgo will have no obligation to close if the 10 day moving average trading price does not meet the requirements of the board of CanArgo.

Your shares in Ninotsminda Oil Company will be free and clear of all liens and encumbrances.

Closing of this agreement will be subject to any regulatory and board approvals required by both parties.

You will withdraw your letter to the IFC with respect to you guarantee agreement and otherwise cooperate with the draw down of the IFC facility upon signing of this letter agreement.

Upon signing of this agreement both parties agree Ninotsminda Oil Company will carry on business as usual. There will be no share issuances including without limitation the calling of any rights issues until April 20, 2000. Notwithstanding anything else in the agreement CanArgo at its sole option may lend money to Ninotsminda Oil Company at interest of 5% per year.

On closing we will execute mutual releases that include our affiliates and Ninotsminda Oil Company.

If  the  above  is  satisfact6ory,  please  sign  where  indicated  below.

Yours  truly,

/s/ David Robson
David  Robson
Chairman  &  CEO


We accept this offer to purchase all of our shares and any claims in Ninotsminda Oil Company subject to regulatory and board approvals.

JKX  Nederland  BV

Per:

/s/ Dr. Paul Davies

MB:dr Dr. Paul  Davies
      Chief  Executive